UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report May 7, 2012

(Date of earliest event reported)

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number 000-27261

Delaware	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2012, at our annual meeting of stockholders, the stockholders of CH2M HILL Companies, Ltd. (“CH2M HILL”) approved the CH2M HILL Amended and Restated 2009 Stock Option Plan (the “Stock Option Plan”).  This Form 8-K updates the description of the Stock Option Plan set forth in CH2M HILL’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2010.

Prior to its amendment and restatement, the Stock Option Plan provided for the granting of options to purchase up to 3,000,000 shares of CH2M HILL common stock (the “Common Stock”).  In order to provide for sufficient options to be available for grant in the future, our Board of Directors determined to increase the number of options available under the Stock Option Plan, as well as to make other changes to the terms of the Stock Option Plan that we deemed advisable.  As amended and restated, the Stock Option Plan provides for an additional 2,500,000 shares of Common Stock, for a total of 5,500,000 shares of Common Stock authorized under the Stock Option Plan. As amended and restated, the Stock Option Plan terminates on May 7, 2022 and the description of the Stock Option Plan contained in CH2M HILL’s Proxy Statement on Schedule 14A filed with the Commission on March 19, 2012 is incorporated into this report by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	CH2M HILL Companies, Ltd. Amended and Restated 2009 Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: May 11, 2012	By:	/s/ MARGARET B. MCLEAN
Margaret B. McLean

	Its:	Senior Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit 10.1	CH2M HILL Companies, Ltd. Amended and Restated 2009 Stock Option Plan